Exhibit 23


         We consent to the incorporation by reference in Registration Statement No. 33-55832 on Form S-8 dated December 16, 1992, of our report dated February 7, 2002, on the consolidated financial statements and schedules included in the Annual Report on Form 10-K of GREAT SOUTHERN BANCORP, INC. for the year ended December 31, 2001.


                                                      /s/ BKD, LLP




March 27, 2002
Springfield, Missouri